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                                  EXHIBIT 10.1

                                   TIME NOTE

$12,000,000                                            Date: as of July 18, 2000
Chicago, Illinois                                            Due: August 1, 2005

    On or before August 1, 2005, SPECTRUM BANCORPORATION, INC. (the "Maker"), whose address is 10834 Old Mill Road, Suite One, Omaha, Nebraska 68154, for value received, promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (hereinafter, together with any holder thereof, called the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603, the principal sum of TWELVE MILLION DOLLARS ($12,000,000) or if less, the aggregate unpaid principal amount of all loans made by the Bank to the Maker.

    A principal payment of $1,000,000 shall be paid on August 1, 2001 and each August 1 thereafter with the full principal amount then outstanding being due and payable on August 1, 2005.

    INTEREST RATE; INTEREST PAYMENTS. The outstanding principal amount of this Note outstanding from time to time shall bear interest at the Interest Rate (as defined below). Interest shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. As used herein, the phrase "Interest Rate" shall mean either of the following rates as selected by the Maker from time to time or, in the case of the Fixed Rate, at the time of advance.

    (A) PRIME RATE LOANS. (i) If selected by the Maker, interest on all or a portion of this Note may bear interest at the Prime Rate per annum. As used herein, the phrase "Prime Rate" means the rate in effect from time to time as set by the Bank and called its Prime Rate. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate.

    (ii) Interest on the portion of the unpaid principal balance bearing interest at the Prime Rate shall be payable quarterly in arrears, commencing on November 1, 2000 and continuing on the 1st day of each February, May, August and November thereafter and at maturity. Any amount of principal or interest on advances bearing interest at the Prime Rate which is not paid when due, whether at the stated maturity, by acceleration or otherwise, shall bear interest payable on demand at a fluctuating interest rate per annum equal at all times to the Prime Rate plus two percent (2%) (the "Default Rate").

    (B) LIBOR LOANS. (i) If selected by the Maker, all or a portion of this Note may bear interest at the LIBOR Rate (as defined below) per annum plus one and one-half of one percent (1.5%). At any time and from time to time the Maker may identify no more than three portions of the outstanding principal balance of the Note which bear interest at the LIBOR Rate. Each LIBOR Rate loan must equal a minimum of $250,000 or an integral multiple thereof. As used herein, the phrase "LIBOR Rate" means the per annum rate of interest at which U.S. dollar deposits in an amount comparable to the amount of the relevant LIBOR Rate loan and for a period equal to the relevant "Interest Period" (hereinafter defined) are offered generally to the Bank (rounded upward


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if necessary, to the nearest 1/16 of 1.00%) in the London Interbank
Eurodollar market at 11:00 a.m. (London time) two banking days prior to the commencement of each Interest Period, such rate to remain fixed for such Interest Period; and "Interest Period" shall mean successive one, two, three or six month periods as selected from time to time by the Maker by notice given to the Bank not less than three banking days prior to the first day of each respective Interest Period; provided that: (a) each such one, two, three or six month period occurring after such initial period shall commence on the day on which the next preceding period expires; (b) the final Interest Period shall be such that its expiration occurs on or before the stated maturity date of the Note; and (c) if for any reason the Maker shall fail to select an Interest Period on a timely basis, then it shall be deemed to have selected a one month Interest Period, with the exception that if at any time an Interest Period expires less than one month before the maturity date of the Note, then, for the period commencing on such expiration date and ending on the maturity date, such LIBOR Rate loan shall convert to a loan bearing interest at the Prime Rate.

    (ii) Interest on each LIBOR Rate loan shall be payable on (a) the last banking day of each Interest Period with respect thereto, (b) the date of any principal repayment of this Note, and (c) at maturity of this Note except that in the event the Maker shall have selected a six-month Interest Period, interest shall be payable at the end of the third month during such Interest Period and at the end of such Interest Period. Any amount of principal or interest on advances bearing interest at the LIBOR Rate which is not paid when due, whether at the stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

   (iii) The Bank's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if the Bank determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (a) U.S. dollar deposits of sufficient amount and maturity for funding any LIBOR Rate loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Rate loan, the Bank shall promptly notify the Maker and such LIBOR Rate loan shall automatically convert on the last day of its then-current Interest Period to a loan bearing interest at the Prime Rate. If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office (a "Regulatory Change"), shall, in the opinion of counsel to the Bank, makes it unlawful for the Bank to make or maintain any LIBOR Rate loan evidenced hereby, then the Bank shall promptly notify the Maker and such LIBOR Rate loan shall automatically convert on the last day of its then-current Interest Period to a loan bearing interest at the Prime Rate.

    (iv) If, for any reason, any LIBOR Rate loan is paid prior to the last banking day of its then current Interest Period, the Maker agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment. If any Regulatory Change (whether or not having the force of law) shall
(a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other


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acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Rate loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Maker to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Rate loan or the Bank's funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Rate loan or to reduce the amount of principal or interest received by the Bank hereunder, then the Maker shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

    (C) FIXED RATE. If selected by the Maker at the time of advance, interest on such portion of this Note being advanced may bear interest at a fixed rate agreed at such time by the Bank and the Maker (the "Fixed Rate").

    If the Maker shall fail to indicate an interest rate option as aforesaid for any loan advance, such advance shall be deemed to bear interest at the Prime Rate option as set forth above.

PRINCIPAL PREPAYMENTS. (i) The Maker may voluntarily prepay the principal balance of this Note in whole or in part, in increments of no less than $100,000, or multiples thereof, from time to time, on any interest payment date, without penalty, if the Prime Rate loan or LIBOR loan selection is made, or some combination thereof. If the Fixed Rate option is selected, the Maker may voluntarily prepay the principal balance of this Note, but only in whole at any time on or after the date hereof, subject to the following conditions:

    (A) Not less than thirty (30) days prior to the date upon which the Maker desires to make such prepayment, the Maker shall deliver to the Bank written notice of its intention to prepay, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the "Prepayment Date");

    (B) With respect to a prepayment of principal balance subject to interest at a Fixed Rate, the Maker shall pay to the Bank, concurrently with such prepayment, a prepayment premium (the "Prepayment Premium") equal to the greater of (1) the Yield Amount (as hereinafter defined) or (2) the Fixed Amount (as hereinafter defined); and

    (C) The Maker shall pay to the Bank all accrued and unpaid interest on this Note through the date of such prepayment on the principal balance being prepaid.

    (ii) The Maker acknowledges that, if the Fixed Rate option was selected, the loan was made on the basis and assumption that the Bank would receive the payments of principal and interest set forth herein for the full term thereof. Therefore, whenever the maturity of this Note has been accelerated by the Bank by reason of the occurrence of default, there shall be due, in addition to the outstanding principal balance, accrued interest and other sums due hereunder, the Prepayment Premium on the principal balance subject to interest at the Fixed Rate.

   (iii) The "Fixed Amount" shall mean one percent (1.00%) of the amount prepaid.


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    (iv) The "Yield Amount" shall be the amount calculated as follows:

    (A) There shall first be determined, as of the Prepayment Date, the amount, if any, by which the Interest Rate exceeds the yield to maturity percentage (the "Current Yield") for the United States Treasury Note closest in maturity to the maturity date (the "Treasury Note") as published in The Wall Street Journal on the fifth business day preceding the Prepayment Date. If publication of (1) The Wall Street Journal, or (2) the Current Yield of the Treasury Note in The Wall Street Journal, is discontinued, the Bank, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield;

    (B) The difference calculated pursuant to clause (iv)(A) above shall be multiplied by the outstanding principal balance of this Note subject to interest at the Fixed Rate as of the Prepayment Date;

    (C) The product calculated pursuant to clause (iv)(B) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (1) the number of days from and including the Prepayment Date to and including the maturity date, by (2) 365; and

    (D) The product calculated pursuant to clause (iv)(C) above shall be discounted at the annual rate of the Current Yield to the present value thereof as of the Prepayment Date, on the assumption that said sum would be received in equal monthly installments on each monthly anniversary of the Prepayment date prior to the maturity date, with the final such installment to be deemed received on the maturity date.

    provided that the Maker shall not be entitled in any event to a credit against, or a reduction of, the indebtedness being prepaid if the Current Yield exceeds the Interest Rate or for any other reason.

    The Maker hereby authorizes the Bank to charge any account of the Maker for all sums due hereunder. Principal payments submitted in funds not available until collected shall continue to bear interest until collected. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension.

    As security for the payment of this Note and any and all other liabilities and obligations of the Maker (and of any partnership in which the Maker is or may be a partner) to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether direct or indirect, or absolute or contingent, and whether several, joint or joint and several (all of which liabilities and obligations, including this Note, are hereinafter called the "Obligations"), the Maker does hereby pledge, assign, transfer and deliver to the Bank and does hereby grant to the Bank a continuing security interest in and to any property of the Maker, of any kind or description, tangible or


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intangible, now or hereafter assigned, transferred or delivered to or left in or coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank, by or for the account of the Maker, whether expressly as collateral security or for any other purpose, including, without limitation, all property left with the Bank whether held in a general or special account or for safekeeping or otherwise, all dividends, interest, or other rights in connection with any securities included in said property coming into the possession of the Bank in any way and any property covered by a security agreement signed or assigned by the Maker in favor of the Bank, including, but not limited to: (1) cash, accounts, inventory, negotiable instruments, documents of title, chattel paper, certificates of deposit, securities, deposit accounts, other cash equivalents and all other property of whatever description of the Maker, whether now existing or hereafter acquired, and now or hereafter in the possession or control of or assigned to the Bank, and the products and proceeds therefrom, including the proceeds of insurance thereon; and (2) the additional property of the Maker, whether now existing or hereafter arising or acquired, together with any substitutions therefor, accessions thereto, or dividends and proceeds therefrom, set forth as follows:

       100% of the shares of Citizens Bank, Mt. Ayr, Iowa; Citizens Bank of Princeton, Princeton, Missouri; Iowa State Bank; United National Bank of Iowa and Citizens Bank, Chariton, Iowa. (It is anticipated that Citizens Bank, Chariton, Iowa; Iowa State Bank and United National Bank of Iowa will be merged into Citizens Bank, Mt. Ayr, Iowa.)

       97.9% of the shares of F&M Bank.

       95% of the shares of Citizens Bank, Carlisle, Iowa

       90% of the shares of Rushmore Bank & Trust

       and any and all dividends, stock splits, interest or other rights issued or granted to the Maker in connection with any of the above-listed shares.

All of the aforesaid property and the products and proceeds therefrom, including the proceeds of insurance thereon, are herein collectively called the "Collateral". The terms used herein to identify the Collateral shall have the respective meanings assigned to such terms as of the date hereof in the Illinois Uniform Commercial Code. The cancellation or surrender of this Note, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations.

    The Maker agrees to deliver to the Bank immediately upon its demand, such other collateral as the Bank may request, from time to time, should the value, in the Bank's sole discretion, of the Collateral decline, deteriorate, depreciate or become impaired, or should the Bank deem itself insecure for any reason whatsoever, including, but not limited to, a change in the financial condition of the Maker, or any other party liable with respect to the Obligations, and does hereby grant to the Bank a continuing security interest in such other collateral, which, when pledged, assigned and transferred to the Bank shall be and become part of the Collateral. The Bank's security interests in each of the foregoing Collateral shall be valid, complete and perfected whether or not the same shall be covered by a specific assignment.

    The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Maker shall reasonably request in writing, provided that such request shall not be inconsistent with the Bank's status as a secured party, but the failure to comply with any such request shall not be deemed a failure to exercise reasonable care. No failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Maker, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Maker shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Maker and the Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Maker represents to, and covenants with, the Bank that the Maker has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Maker agrees that the Bank shall have no responsibility or liability for informing the Maker of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

    All Obligations of the Maker and all rights, powers and remedies of the Bank, expressed herein shall be in addition to, and not in limitation of, those provided by law or in any written agreement or instrument (other than this Note) relating to any of the Obligations or any security therefor. In addition to all other rights possessed by it, the Bank may, from time to time, whether before or after default (as hereinafter provided), at its sole discretion, and without notice to the Maker, take any or all of the following actions: (1) transfer the whole or any part of securities which may constitute Collateral into the name of itself or its nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interests granted hereunder, and any corporation or association, or any of the managers or trustees of any trust, issuing any of said securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or said nominee makes any further transfer of said securities, or any portion thereof, as to whether the Bank or the nominee of the Bank has the right to make such further transfer, and shall not be liable for transferring the same; (2) notify any obligors on any of the Collateral to make payment to the Bank of any amounts due or to become due with respect thereto; (3) enforce collection of any of the Collateral by suit or otherwise, or surrender, release or exchange all or any part thereof;
(4) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon; (5) extend or renew or modify for one or more periods (whether or not longer than the original period) this Note, or any other of the Obligations, or any obligation of any nature of any obligor with respect to this Note, or any other of the Obligations, or any of the Collateral, and grant any releases, compromises or indulgences with respect to this Note, or any other of the Obligations, or any extension or renewal thereof, or any security therefor, or to any obligor hereunder or thereunder; (6) vote the Collateral; (7) make an election with respect to the Collateral under Section 1111 of the United States Bankruptcy Code or take action under Section 364 or any other section of the United States Bankruptcy Code, now existing or hereafter amended; provided, however, that any such action of the Bank as herein set forth shall not, in any manner whatsoever, impair or affect the liability hereunder, nor prejudice, nor waive, nor be construed to impair, affect, prejudice or waive the Bank's rights and remedies at law, in equity or by statute, nor release or discharge, nor be construed to release or discharge, the Maker, or any guarantor or other person, firm, corporation or other entity liable to the Bank for the Obligations and indebtedness, whether now existing or hereafter created or arising; (8) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Note, or any of the other Obligations, or the Bank's rights hereunder and under any of the other Obligations.

    The Maker, without notice or demand of any kind, shall be in default hereunder if: (1) any amount payable on any of the Obligations, or on the obligations of any obligor hereunder, is not paid when due; or (2) the Maker shall otherwise fail to perform any of the promises to be performed by the Maker, hereunder or under any other security agreement or other agreement with the Bank; or (3) the Maker, or any person who is or shall become primarily or secondarily liable for any of the Obligations, who is a natural person, dies; or (4) the Maker, or any other party liable with respect to the Obligations, or any guarantor or accommodation endorser or third party pledgor, shall make any assignment for the benefit of creditors, or there shall be commenced any bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against, or the entry of any judgment, levy, attachment, garnishment or other process, or the filing of any lien against the Maker or any guarantor, or any other party liable with respect to the Obligations, or accommodation endorser or third party pledgor for any of the Obligations, or against any of the Collateral or any of the collateral under a separate security agreement signed by any one of them; or
(5) there be any deterioration or impairment of any of the Collateral hereunder or any of the collateral under any security agreement executed by the Maker, or any other party liable with respect to the Obligations, or any guarantor or accommodation endorser or third party pledgor for any of the Obligations, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes said Collateral or collateral in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence; or (6) there is a discontinuance by any guarantor of any guaranty of Obligations hereunder; or (7) the determination by the Bank that a material adverse change has occurred in the financial condition of the Maker from the condition set forth in the most recent financial statement of the Maker furnished to the Bank, or from the financial condition of the Maker most recently disclosed to the Bank in any manner; or (8) any oral or written warranty, representation, certificate or statement of the Maker to the Bank is untrue; or (9) the failure to do any act necessary to preserve and maintain the value and collectability of the Collateral; or (10) failure of the Maker after request by the Bank to furnish financial information or to permit inspection by the Bank of the Maker's books and records; or (11) any guarantor of this Note or of any of the other Obligations shall contest the validity of such guaranty; or (12) the occurrence of any material adverse event which causes a change in the financial condition of the Maker, or which would have a material adverse effect on the business of the Maker; or (13) any of Citizens Bank, Carlisle, Iowa; Citizens Bank, Mt. Ayr, Iowa; Citizens Bank of Princeton, Princeton, Missouri; Iowa State Bank; United National Bank of Iowa; F & M Bank and Rushmore Bank & Trust (each a "Subsidiary" and collectively, the "Subsidiaries") fails to maintain such capital as is necessary to cause such Subsidiary to be classified as a "well capitalized" institution in accordance with the regulations of


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the Federal Deposit Insurance Corporation, currently measured on the basis of information filed by such Subsidiary in its quarterly Consolidated Report of Income and Condition (the "Call Report"); or (14) the ratios of the loan and lease loss reserve to total loans of any Subsidiary is less than 1% at any one time or for the combined Subsidiaries is less than 1.20% at any time; or
(15) the ratio of nonperforming loans to primary capital of the combined Subsidiaries is more than 20% at any time (For purposes of this section, "primary capital" shall mean the sum of the common stock, surplus and retained earning accounts plus the reserve for loan and lease losses, and nonperforming loans" shall mean the sum of all non-accrual loans and loans on which any payment is 90 or more days past due); or (16) the net loan charge-off ratio of the combined Subsidiaries exceeds 0.35%; or (17) the combined return on assets of the Subsidiaries, determined on the basis of information filed in their Call Reports, is less than 1%; or (18) the Maker creates, assumes, incurs or in any manner becomes liable in respect of any indebtedness for borrowed money other than unsecured loans from one or more stockholders of the Maker; or (19) the Maker redeems any of its capital stock in excess of an aggregate of $100,000 in any one calendar year, declares a stock dividend or split or otherwise changes the capital structure of the Maker or any Subsidiary without the prior written approval of the Bank or
(20) the combined equity capital of the Subsidiaries is less than $55,000,000 as determined in accordance with generally accepted accounting principles.

    Whenever the Maker shall be in default as aforesaid, without demand or notice of any kind, the entire unpaid amount of all Obligations shall become immediately due and payable, and: (1) the Bank may sell all or any of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale, and the Bank may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of this Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Maker, the Maker remaining liable for any amount remaining unpaid after such application, with interest; and (2) the Bank may exercise, from time to time, any and all rights and remedies available to it under the Uniform Commercial Code of Illinois, or otherwise available to it, including those available under any written instrument (in addition to this Note) relating to any of the Obligations or any security therefor, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees and in such order of application as the Bank may, from time to time, elect, any balances, credits, deposits, accounts or moneys of the Maker in possession, control or custody of, or in transit to the Bank. Any notification of intended disposition of any of the Collateral required by law shall be conclusively deemed reasonably and properly given if given at least five (5) calendar days before such disposition hereby confirming, approving and ratifying all acts and deeds of the Bank relating to the foregoing, and each part thereof.

    THE MAKER WAIVES THE BENEFIT OF ANY LAW THAT WOULD OTHERWISE RESTRICT OR LIMIT THE BANK IN THE EXERCISE OF ITS RIGHT, WHICH IS HEREBY ACKNOWLEDGED, TO APPROPRIATE WITHOUT NOTICE AND REGARDLESS OF THE COLLATERAL, AT ANY TIME HEREAFTER, ANY INDEBTEDNESS MATURED OR UNMATURED, OWING FROM THE BANK TO THE MAKER. THE BANK MAY, FROM TIME TO TIME, WITHOUT DEMAND OR NOTICE OF ANY KIND, APPROPRIATE AND APPLY TOWARD

THE PAYMENT OF SUCH OF THE OBLIGATIONS, AND IN SUCH ORDER OF APPLICATION, AS THE BANK MAY, FROM TIME TO TIME, ELECT ANY AND ALL SUCH BALANCES, CREDITS, DEPOSITS, ACCOUNTS, MONEYS, CASH EQUIVALENTS AND OTHER ASSETS, OF OR IN THE NAME OF THE MAKER, THEN OR THEREAFTER WITH THE BANK. THE MAKER DOES HEREBY ASSIGN AND TRANSFER TO THE BANK ANY AND ALL CASH, NEGOTIABLE INSTRUMENTS, DOCUMENTS OF TITLE, CHATTEL PAPER, SECURITIES, CERTIFICATES OF DEPOSIT, DEPOSIT ACCOUNTS, OTHER CASH EQUIVALENTS AND OTHER ASSETS OF THE MAKER IN THE POSSESSION OR CONTROL OF THE BANK FOR ANY PURPOSE.

    THE MAKER WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE MAKER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS NOTE AND/OR ANY OF THE OTHER OBLIGATIONS, OR THE COLLATERAL AND RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS HEREOF AND WITH RESPECT TO THE COLLATERAL AND AGREES THAT THE BANK SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR MISTAKES OF FACT OR LAW. THE BANK AND THE MAKER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER OBLIGATIONS, OR THE COLLATERAL, OR ANY AGREEMENT, EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT OR COURSE OF DEALING, IN WHICH THE BANK AND THE MAKER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE MAKER.

    The Maker, and any other party liable with respect to the Obligations, any guarantors, and any and all endorsers and accommodation parties, and each one of them, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Bank's rights hereunder, and hereby consent to, and waive notice of release, with or without consideration, of any Collateral. No default shall be waived by the Bank except in writing. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. This Note: (i) is valid, binding and enforceable in accordance with its provisions, and no conditions exist to the legal effectiveness of this Note; (ii) contains the entire agreement between the Maker and the Bank;
(iii) is the final expression of their intentions; and (iv) supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by the Bank or relied upon by the Maker in connection with the execution hereof. No modification, discharge, termination or waiver of any of the provisions hereof shall be binding upon the Bank, except as expressly set forth in a writing duly signed and delivered on behalf of the Bank.

    The Maker agrees to pay all costs, legal expenses, attorneys' fees and paralegals' fees of every kind, paid or incurred by the Bank in enforcing its rights hereunder, including, but not limited to, litigation or proceedings initiated under the United States Bankruptcy Code, or in respect to any other of the Obligations, or in connection with the Collateral or in defending against any defense, cause of action, counterclaim, setoff or crossclaim based on any act of commission or omission by the Bank with respect to this Note or any other of the Obligations or Collateral, or both, promptly on demand of the Bank or other person paying or incurring the same.

    The Bank may at any time transfer this Note and the Bank's rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral.

    TO INDUCE THE BANK TO MAKE THE LOAN EVIDENCED BY THIS NOTE, THE MAKER IRREVOCABLY AGREES THAT, ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS NOTE OR ANY OTHER AGREEMENT WITH THE BANK, OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN THE CITY OF CHICAGO, ILLINOIS. THE MAKER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING ITS SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NONCONVENIENS. THE MAKER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE MAKER AT THE ADDRESS INDICATED IN THE BANK'S RECORDS IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE. FURTHERMORE, THE MAKER WAIVES ALL NOTICES AND DEMANDS IN CONNECTION WITH THE ENFORCEMENT OF THE BANK'S RIGHTS HEREUNDER, AND HEREBY CONSENTS TO, AND WAIVES NOTICE OF THE RELEASE, WITH OR WITHOUT CONSIDERATION, OF ANY COLLATERAL.

    No action shall be commenced by the Maker for any claim against the Bank under the Obligations as herein defined unless a written notice specifically setting forth said claim shall have been given to the Bank within thirty
(30) days after the occurrence of the event which the Maker alleges gave rise thereto. Failure to give such notice shall constitute a waiver of any such claim.

    The loan evidenced hereby has been made and this Note has been delivered at the Bank's main office. This Note shall be governed and construed in accordance with the laws of the State of Illinois, in which state it shall be performed, and shall be binding upon the Maker and his respective heirs, legal representatives, successors and assigns. If this Note contains any blanks when executed by the Maker, the Bank is hereby authorized, without notice to the Maker, to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. If more than one party shall execute this Note, the term "Maker" as used herein shall mean all parties signing this Note, and each one of them, and all such parties, their respective heirs, executors, administrators, successors and assigns, shall be, jointly and severally, obligated hereunder.

    NEGATIVE PLEDGE. The Maker shall not create, assume, incur or suffer or permit to exist any mortgage, pledge, encumbrance, security interest, assignment, lien or charge of any kind or character upon any asset of the Maker whether owned at the date hereof or hereafter acquired except (a) liens for taxes, assessments or other governmental charges not yet due and payable,
(b) other liens charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, and (c) liens disclosed on the financial statements previously delivered to the Bank.

    The Maker acknowledges and agrees that the lending relationship hereby created with the Bank is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that the Maker has not relied and is not relying on any such fiduciary relationship in consummating the loan facility evidenced by this Note.

    As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Maker" shall be so construed.

    IN WITNESS WHEREOF, the Maker has executed this Note on the date above set forth.

                                          SPECTRUM BANCORPORATION, INC.


                                          By: Deryl F. Hamann
                                          Its: Chairman And CEO